Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • January 2018



Consider your alternatives. **Invest smarter.**®

GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: January 2018

Currencies: The U.S. dollar weakened during the month. The Australian dollar and New Zealand dollar each strengthened, benefitting from U.S. dollar weakness and strength in commodity prices. The British pound strengthened on better-than- expected GDP data and on optimism Great Britain and the European Union will negotiate a Brexit agreement that allows the UK economy to grow. The euro strengthened on increased investor optimism for European economic growth and on expectations the European Central Bank will begin to unwind the massive monetary stimulus program beginning in 2018.

Energy: Crude oil prices continued to move higher on a weaker U.S. dollar and on rising optimism OPEC and its allies will orchestrate lower production beyond 2018. Natural gas prices rose due to tight supplies and because of colder-than-expected winter weather.

Equities: Except for the FTSE index, global equities moved higher, as strong earnings, the benefits of tax overhaul in the U.S., and accelerating economic growth drove the markets. The FTSE index declined due to a stronger British pound and in reaction to a report which showed the U.K. will be significantly worse off outside the EU, regardless of the final terms of the Brexit agreement.

Fixed Income: Fixed income prices fell as demand for safe-haven assets decreased due to expectations of accelerating global economic growth, benefits of tax reform and other positive economic indicators.

Grains/Foods: Sugar markets fell over 12% due to excess supplies. Wheat and corn markets rose on a weak U.S. dollar and on strong export data. Cocoa prices rose as global supplies were reported to be smaller than expected. Soybean markets moved higher on concerns that dry weather in Argentina – a key producer - would tighten supplies.

Metals: Precious metals prices rose on a weak U.S. dollar. Copper prices declined on elevated supplies and on lower demand.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.89%												**7.89%**
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%	-3.93%	6.89%	-0.98%	-0.18%	**-3.12%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%	-6.13%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.83%												**7.83%**
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%	-3.99%	6.83%	-1.03%	-0.23%	**-3.75%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**

2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%	-6.74%

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	8.04%												**8.04%**
2017	-2.31%	3.84%	-1.87%	-1.50%	-0.45%	-3.94%	0.53%	2.82%	-3.75%	7.10%	-0.79%	0.01%	**-0.86%**
2016	4.27%	3.05%	-2.61%	-1.85%	-1.93%	5.15%	2.12%	-2.96%	-1.81%	-3.45%	-0.50%	2.41%	**1.41%**
2015	2.91%	-0.04%	0.52%	-3.81%	-1.27%	-4.45%	2.52%	-5.97%	3.28%	-2.10%	3.64%	-5.51%	**-10.44%**
2014	-4.59%	1.39%	-2.66%	0.31%	1.08%	0.72%	-0.70%	4.33%	2.35%	0.75%	5.00%	0.73%	**8.64%**
2013	1.66%	-2.68%	1.40%	1.19%	-2.66%	-2.91%	-0.05%	-2.04%	-0.68%	1.79%	2.36%	1.06%	**-1.75%**

2009	2010	2011	2012
-3.39%	6.09%	-11.00%	-3.96%

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.73%												**7.73%**
2017	-2.26%	3.78%	-1.80%	-1.44%	-0.39%	-3.83%	0.58%	2.88%	-3.70%	7.15%	-0.77%	-0.03%	**-0.40%**
2016	4.32%	3.16%	-2.36%	-1.79%	-2.24%	5.89%	2.18%	-2.94%	-1.78%	-3.37%	-0.44%	2.47%	**2.58%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**

2009	2010	2011	2012
-4.32%	2.88%	-11.18%	-3.30%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.81%												**7.81%**
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%	-3.87%	6.97%	-0.91%	-0.17%	**-2.34%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**

2009	2010	2011	2012
-6.04%	0.68%	-13.05%	-5.19%

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


10%
5%
0%
-5%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Jan
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
18%	15%	30%	13%	11%	13%

Global Units

Trading Performance by Sector


10%
5%
0%
-5%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Jan
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
18%	15%	30%	14%	11%	12%

Sector Positions at Month-End


Commodities 38%
Financials 62%
Energy 15%
Grains 11%
Metals 12%
Currencies 18%
Equities 30%
Fixed Income 14%
Feb 17
Mar 17
Apr 17
May 17
June 17
July 17
Aug 17
Sep 17
Oct 17
Nov 17
Dec 17
Jan 18
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.93%	3.32%	7.02%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - January 2018	
Total Fund Assets (A,B, Legacy, Global)	$119M
12-Month Return	7.20%
Average 12-Month Return	13.08%
36-Month Cumulative Return	-11.65%
60-Month Cumulative Return	-8.18%
Compounded Annualized ROR	9.66%
3-Year Compounded Annualized ROR	-4.05%
5-Year Compounded Annualized ROR	-1.69%
10-Year Compounded Annualized ROR	-1.68%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 9/17)	-36.68%
Average 1-month Gain	5.75%
Average 1-month Loss	-3.91%
# of Winning Months	178
# of Losing Months	171

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2008 - December 2017		
↑ ↓	Moved in Opposite Directions	**49%**
↑ ↑	Positive Results for Both	**32%**
↓ ↓	Negative Results for Both	**19%**

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.